Designated Filer:LRP V Luxembourg Holdings S.à r.l.
Issuer & Ticker Symbol:	Tesco Corporation (TESO)

Date of Event Requiring Statement: July 15, 2009

Exhibit 99.2 - Joint Filer Information

1.	Name:	Lime Rock Partners V, L.P.

Address:        c/o  Lime Rock Management, L.P.

274 Riverside Avenue

Westport, CT 06680

2.	Name:	Lime Rock Partners GP V, L.P.

Address:        c/o  Lime Rock Management, L.P.

274 Riverside Avenue

Westport, CT 06680

3.	Name:	LRP GP V, Inc.

Address:        c/o  Lime Rock Management, L.P.

274 Riverside Avenue

Westport, CT 06680